Exhibit 4.3

NINTH SUPPLEMENTAL INDENTURE

Dated as of September 14, 2018

to

INDENTURE

Dated as of August 8, 2013

by and among

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION,
as Issuer

THE GUARANTORS PARTY HERETO,
as Guarantors

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

_______________________________________________

$500,000,000 Floating Rate Senior Notes due 2021

$750,000,000 4.150% Notes due 2024

$1,250,000,000 4.700% Notes due 2028

_______________________________________________

i

THIS NINTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) is made as of September 14, 2018, by and among WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION, a Delaware corporation (the “Company”), each of the GUARANTORS (as defined herein) and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”).

WHEREAS, the Company and the Trustee entered into that certain Indenture dated as of August 8, 2013, as supplemented by the Second Supplemental Indenture, dated as of November 3, 2016, by and among the Company, the guarantors party thereto and the Trustee (together, the “Original Indenture”) and as supplemented by this Supplemental Indenture (together with the Original Indenture, the “Indenture”), which provides for the issuance by the Company from time to time of Securities, in one or more series as provided therein;

WHEREAS, the Company has determined to issue three series of Securities as provided herein;

WHEREAS, Section 2.2 of the Original Indenture provides that certain terms and conditions for each series of Securities issued by the Company and guaranteed by the Guarantors thereunder may be set forth in an indenture supplemental to the Indenture;

WHEREAS, Section 9.1(h) of the Original Indenture provides for the Company, the Guarantors and the Trustee to enter into an indenture supplemental to the Indenture to establish the form or terms of Securities of any series as provided by Sections 2.1 and 2.2 of the Original Indenture; and

WHEREAS, all the conditions and requirements necessary to make this Supplemental Indenture, when duly executed and delivered, a valid and binding agreement in accordance with its terms and for the purposes herein expressed, have been performed and fulfilled;

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1
Definitions

Section 1.01.          Definitions.

For all purposes of this Supplemental Indenture, except as otherwise expressly provided for or unless the context otherwise requires:

(a)          Capitalized terms used but not defined herein shall have the respective meanings given them in the Original Indenture;

(b)          All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture; and

(c)          The following terms shall have the indicated definitions and if the definition of any of the following terms differs from its respective definition set forth in the Indenture, the definition set forth herein shall control:

“2021 Notes” has the meaning specified in Section 2.01.

“2024 Notes” has the meaning specified in Section 2.01.

“2028 Notes” has the meaning specified in Section 2.01.

“2024 Notes Par Call Date” has the meaning specified in Section 2.06(a)(ii).

“2024 Notes Par Call Date” has the meaning specified in Section 2.06(a)(ii).

“Acceleration Event” has the meaning specified in Section 2.15(b)(iii)(2).

“Attributable Debt” with regard to a Sale and Leaseback Transaction with respect to any Principal Property means, at the time of determination, the present value of the total net amount of rent required to be paid under such lease during the remaining term thereof (including any period for which such lease has been extended or may, at the option of the lessor, be extended), discounted at the rate of interest set forth or implicit in the terms of such lease (or, if not practicable to determine such rate, the weighted average interest rate per annum borne by the Notes then outstanding under the Indenture) compounded semi-annually.  In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall be the lesser of (x) the net amount determined assuming termination upon the first date such lease may be terminated (in which case the net amount shall also include the amount of the penalty, but shall not include any rent that would be required to be paid under such lease subsequent to the first date upon which it may be so terminated) or (y) the net amount determined assuming no such termination.

“Board of Directors” means the Board of Directors of the Company.

“Calculation Agent” has the meaning specified in Section 2.11(a).

“Capital Stock” means:

(a)          in the case of a corporation, capital stock;

(b)          in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock;

(c)          in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests, respectively; and

(d)          any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person,

but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Change of Control” means the occurrence of any one of the following:  (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the Company’s assets and the assets of its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to the Company or one of its Subsidiaries; (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than the Company or one of its Subsidiaries) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Company’s outstanding Voting Stock, measured by voting power rather than number of shares; (3) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the Company’s outstanding Voting Stock or Voting Stock of such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Company’s shares of Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving Person immediately after giving effect to such transaction; (4) the first day on which the majority of the members of the Board of Directors cease to be Continuing Directors; or (5) the adoption of a plan relating to the Company’s liquidation or dissolution. For the avoidance of doubt, the consummation of the GET Transactions will not constitute a Change of Control.

“Change of Control Offer” has the meaning specified in Section 2.08.

“Change of Control Payment” has the meaning specified in Section 2.08.

“Change of Control Payment Date” has the meaning specified in Section 2.08.

“Change of Control Triggering Event”, with respect to a series of the Notes, means the Notes of such series cease to be rated Investment Grade by at least two of the three Rating Agencies on any date during the period (the “Trigger Period”) commencing 60 days prior to the first public announcement by the Company of any Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which Trigger Period will be extended following consummation of a Change of Control for so long as any of the Rating Agencies has publicly announced that it is considering a possible ratings change).  Unless at least two of the three Rating Agencies are providing a rating for the Notes of the applicable series, the Notes of such series will be deemed to have ceased to be rated Investment Grade by at least two of the three Rating Agencies during that Trigger Period.  Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“Company” has the meaning specified in the preamble.

“Comparable Treasury Issue” means the U.S. Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed, assuming such Notes matured on the applicable Par Call Date (the “Remaining Term”), that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Term of such Notes.

“Comparable Treasury Price” means, with respect to any redemption date,

(a)          the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or

(b)          if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Consolidated Net Tangible Assets” means, on the date of any determination, all assets minus:

(a)          all applicable depreciation, amortization and other valuation reserves;

(b)          all current liabilities, and

(c)          all goodwill, trade names, trademarks, patents, unamortized debt discount and expenses and other like intangibles,

in each case as set forth on the most recently available consolidated balance sheet of the Company prepared in accordance with GAAP.

“Continuing Director” means, as of any date of determination, any member of the Board of Directors who:

(a)          was a member of the Board of Directors on the Issue Date; or

(b)          was nominated for election or elected to the Board of Directors with the approval of a majority of the Continuing Directors who were members of the Board of Directors at the time of such nomination or election.

“debt” means (without duplication), with respect to any Person, (1) all obligations of such Person, to the extent such obligations would appear as a liability on the consolidated balance sheet of such Person, in accordance with GAAP, (a) for money borrowed, (b) evidenced by bonds, debentures, notes or other similar instruments, (c) in respect of letters of credit, bankers’ acceptances or similar facilities issued for the account of such Person, or (d) that constitute capital lease obligations of such Person, and (2) all guarantees by such Person of debt of another Person.

“Depositary” means with respect to the Notes, The Depository Trust Company, its nominees and their respective successors.

“Exchange Act” means the Securities and Exchange Act of 1934, as amended.

“Fitch” means Fitch Ratings Inc., and its successors.

“GAAP” means generally accepted accounting principles in the United States as in effect from time to time.

“GE” means General Electric Company.

“GET Merger Agreement” means the agreement and plan of merger among GE, Transportation System Holdings Inc., the Company and Wabtec US Rail Holdings, Inc., dated as of May 20, 2018.

“GET Separation Agreement” means the separation, distribution and sale agreement among GE, Transportation System Holdings Inc., the Company and Wabtec US Rail, Inc., dated as of May 20, 2018.

“GET Transactions” means the combination of the Company with GE Transportation, pursuant to the GET Transaction Agreements.

“GET Transaction Agreements” means, collectively, the GET Merger Agreement and the GET Separation Agreement.

“GE Transportation” means GE’s transportation business, a carve-out business of GE.

“Guarantor” means, with respect to each series of Notes, each Person that executes this Supplemental Indenture as a guarantor and its respective successors and assigns and any other Person that executes a Notation of Guarantee in accordance with the provisions of the Indenture with respect to such Notes, in each case until the Guarantee of such Person with respect to such Notes, has been released in accordance with the provisions of the Indenture.

“incur” means, directly or indirectly, to issue, assume, guaranty, incur, become directly or indirectly liable with respect to (including as a result of an acquisition (by way of merger, consolidation or otherwise)), or otherwise become responsible for, contingently or otherwise.

“Indenture” has the meaning specified in the preamble.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s); a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P); a rating of BBB- or better by Fitch (or its equivalent under any successor rating category of Fitch); and the equivalent investment grade credit rating from any replacement Rating Agency or Rating Agencies selected by the Company in accordance with the definition of “Rating Agency.”

“Issue Date” means, with respect to the Notes to be initially authenticated and delivered pursuant to Section 2.02, September 14, 2018.

“lien” means any mortgage, pledge, hypothecation, encumbrance, security interest, statutory or other lien, or preference, priority or other security or similar agreement or preferential arrangement of any kind or nature whatsoever, including any conditional sale or other title retention having substantially the same economic effect as any of these.

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“Net Proceeds” means, with respect to a Sale and Leaseback Transaction, the aggregate amount of cash or cash equivalents received by the Company or a Restricted Subsidiary, less the sum of all payments, fees, commissions and expenses incurred in connection with such Sale and Leaseback Transaction, and less the amount (estimated reasonably and in good faith by the Company) of income, franchise, sales and other applicable taxes required to be paid by the Company or any Restricted Subsidiary in connection with such Sale and Leaseback Transaction in the taxable year that such Sale and Leaseback Transaction is consummated or in the immediately succeeding taxable year, the computation of which shall take into account the reduction in tax liability resulting from any available operating losses and net operating loss carryovers, tax credits and tax credit carryforwards, and similar tax attributes.

“Notes” has the meaning specified in Section 2.01.

“Original Indenture” has the meaning specified in the preamble.

“Par Call Date” has the meaning specified in Section 2.06(a)(iii).

“Payment Default” has the meaning specified in Section 2.15(b)(iii)(1).

“Person” means any individual, corporation, partnership, limited liability company, business trust, association, joint-stock company, joint venture, trust, incorporated or unincorporated organization or government or any agency or political subdivision thereof.

“Primary Treasury Dealer” has the meaning specified the definition of Reference Treasury Dealer.

“Principal Property” means any manufacturing plant, warehouse, office building or parcel of real property owned or leased by the Company or any Restricted Subsidiary, whether owned on the date hereof or thereafter, that has a gross book value in excess of 1% of the Company’s Consolidated Net Tangible Assets.  Any plant, warehouse, office building or parcel of real property, or portion thereof, which the Board of Directors determines by resolution is not of material importance to the business conducted by the Company and its Restricted Subsidiaries taken as a whole will not be Principal Property.

“Rating Agency” means each of Moody’s, S&P and Fitch; provided, that if any of Moody’s, S&P or Fitch ceases to provide rating services to issuers or investors, the Company may appoint another “nationally recognized statistical rating organization” as such term is defined in Section 3(a)(62) of the Exchange Act as a replacement for such Rating Agency; provided, that the Company shall give written notice of such appointment to the Trustee.

“Reference Treasury Dealer” means (1) each of Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated (or their respective affiliates that are primary U.S. Government securities dealers); provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Company shall substitute therefor another Primary Treasury Dealer, and (2) one other Primary Treasury Dealers selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

“Remaining Term” has the meaning assigned to such term in the definition of Comparable Treasury Issue.

“Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.

“Sale and Leaseback Transaction” means any arrangement whereby the Company or any of its Subsidiaries has sold or transferred, or will sell or transfer, property and has or will take back a lease pursuant to which the rental payments are calculated to amortize the purchase price of the property substantially over the useful life of such property.

“Securities Act” means the Securities Act of 1933, as amended.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.

“Special Mandatory Redemption Date” means the date set forth in the Special Mandatory Redemption Notice, which date will be no earlier than three Business Days and no later than 30 calendar days after the date such Special Mandatory Redemption Notice is given.

“Special Mandatory Redemption Notice” has the meaning specified in Section 2.07.

“Special Mandatory Trigger Date” means August 20, 2019.

“Subsidiary” means any entity of which the Company, or the Company and one or more of its Subsidiaries, or any one or more of its Subsidiaries, directly or indirectly own more than 50% of the outstanding voting stock.

“Supplemental Indenture” has the meaning specified in the preamble.

“Treasury Rate” means, with respect to any redemption date, (1) the yield, which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity, for the maturity corresponding to the Comparable Treasury Issue (or if no maturity is within three months before or after the applicable Par Call Date of the series of Notes, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounded to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.  The Treasury Rate will be calculated on the third Business Day preceding the redemption date.

“Trigger Period” has the meaning assigned to such term in the definition of Change of Control Triggering Event.

“Trustee” has the meaning specified in the preamble.

“Unrestricted Subsidiary” means any Subsidiary of the Company:

(1)          the principal business of which consists of finance, banking, credit, leasing, insurance, financial services or other similar operations;

(2)          substantially all the assets of which consist of the Capital Stock of a Subsidiary or Subsidiaries engaged in the operations referred to in the preceding clause; or

(3)          designated as an Unrestricted Subsidiary by resolution of the Board of Directors and which, in the opinion of the Board of Directors, is not of material importance to the business conducted by the Company and its Restricted Subsidiaries taken as a whole.

“Voting Stock” solely as used in the definition of the term “Change of Control,” means, with respect to any Person as of any date, the Capital Stock of such Person that is at the time entitled to vote generally in the election of the board of directors of such Person.

ARTICLE 2
Establishment of Securities

The following provisions of this Article 2 are made pursuant to Section 2.2 of the Original Indenture in order to establish and set forth the terms of the series of Securities described in Section 2.01.

Section 2.01.          Title of Securities.

There is hereby established the following three series of Securities designated the (i) “Floating Rate Senior Notes due 2021” (the “2021 Notes”) (ii) “4.150% Senior Notes due 2024” (the “2024 Notes”) and (iii) the “4.700% Senior Notes due 2028” (the “2028 Notes”, and together with the 2021 Notes and the 2024 Notes, the “Notes”).

Section 2.02.          Aggregate Principal Amount of Notes.

There are initially to be authenticated and delivered (i) $500,000,000 principal amount of the 2021 Notes, (ii) $750,000,000 principal amount of the 2024 Notes and (iii) $1,250,000,000 principal amount of the 2028 Notes.  Such principal amount of the Notes of each series may be increased from time to time pursuant to Section 2.2 of the Original Indenture.

All Notes of each series need not be issued at the same time and any such series may be reopened at any time, without the consent of any Holder, for issuances of additional Notes of such series.  Any such additional Notes of a particular series will have the same ranking, interest rate, maturity date, redemption rights and other terms as the Notes of such series initially issued.  Any such additional Notes of a particular series, together with the Notes of such series initially issued, will constitute a single series of Securities under the Indenture; provided, however, that if such additional Notes of a particular series are not fungible for U.S. federal income tax purposes with the originally issued Notes of such series, such additional Notes shall be issued under a separate CUSIP number.

Nothing contained in this Section 2.02 or elsewhere in this Supplemental Indenture, or in the Notes, is intended to or shall limit execution by the Company or the Guarantors or authentication or delivery by the Trustee of Notes under the circumstances contemplated by Sections 2.7, 2.8, 2.11 and 9.6 of the Original Indenture.

The Notes shall be issued in registered form without coupons.  The 2021 Notes, 2024 Notes and 2028 Notes shall be in substantially the form of Exhibit A, Exhibit B and Exhibit C, respectively, hereto.  The form of the Trustee’s certificate of authentication for the Notes shall be in substantially the form set forth in the form of Note for each series attached hereto.  Each Note shall be dated the date of authentication thereof.  The entire initially issued principal amount of the Notes of each series shall initially be evidenced by one or more Global Securities registered in the name of the Depositary.  The Notes shall not be issuable in definitive form except under limited circumstances specified in Section 2.14 of the Original Indenture.

Section 2.03.          Payment of Principal and Interest on the Notes.

(a)          The 2021 Notes will mature on September 15, 2021 and will bear interest at a variable rate, reset quarterly, on the terms set forth in the form of 2021 Note attached hereto as Exhibit A, subject to adjustment upon the occurrence of certain ratings-based events with respect to the 2021 Notes as set forth under “Interest Rate Adjustment” in the form of 2021 Note attached hereto as Exhibit A.

(b)          The 2024 Notes will mature on March 15, 2024 and will bear interest at the rate of 4.150% per annum, subject to adjustment upon the occurrence of certain ratings-based events with respect to the 2024 Notes as set forth under “Interest Rate Adjustment” in the form of 2024 Note attached hereto as Exhibit B.  Interest on the 2024 Notes will be payable semi-annually, in cash, in arrears on March 15 and September 15 of each year, commencing on March 15, 2019, to the Holders thereof at the close of business on the immediately preceding March 1 and September 1 of each year.  Interest on the 2024 Notes will accrue from and including the most recent date to which interest has been paid or provided for or, if no interest has been paid or provided for, from and including the Issue Date.  Interest on the 2024 Notes will be computed on the basis of a 360-day year of twelve 30-day months.  If any Interest Payment Date (as defined in the form of 2024 Note attached hereto as Exhibit B) on the 2024 Notes is not a Business Day, the payment of interest will be made on the next succeeding Business Day and no additional interest will accrue on the amount so payable for the period from and after such Interest Payment Date to the next succeeding Business Day.

(c)          The 2028 Notes will mature on September 15, 2028 and will bear interest at the rate of 4.700% per annum, subject to adjustment upon the occurrence of certain ratings-based events with respect to the 2028 Notes as set forth under “Interest Rate Adjustment” in the form of 2028 Note attached hereto as Exhibit C.  Interest on the 2028 Notes will be payable semi-annually, in cash, in arrears on March 15 and September 15 of each year, commencing on March 15, 2019, to the Holders thereof at the close of business on the immediately preceding March 1 and September 1 of each year.  Interest on the 2028 Notes will accrue from and including the most recent date to which interest has been paid or provided for or, if no interest has been paid or provided for, from and including the Issue Date.  Interest on the 2028 Notes will be computed on the basis of a 360-day year of twelve 30-day months.  If any Interest Payment Date (as defined in the form of 2028 Note attached hereto as Exhibit C) on the 2028 Notes is not a Business Day, the payment of interest will be made on the next succeeding Business Day and no additional interest will accrue on the amount so payable for the period from and after such Interest Payment Date to the next succeeding Business Day.

Section 2.04.          Denominations.

The Notes of each series will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Section 2.05.          Authentication.

The Trustee or Authentication Agent shall authenticate and deliver Notes of each series in accordance with Section 2.3 of the Original Indenture.

Section 2.06.          Optional Redemption.

(a)          (i)  On and after September 16, 2019, the Company may, at its option, redeem some or all of the 2021 Notes at any time or from time to time, at a redemption price equal to 100% of the aggregate principal amount of the 2021 Notes to be redeemed, plus accrued and unpaid interest on the principal amount of the 2021 Notes being redeemed to, but not including, the applicable redemption date.

(ii)          Prior to February 15, 2024 (the “2024 Notes Par Call Date”), the Company may, at its option, redeem some or all of the 2024 Notes at any time or from time to time at a redemption price equal to the greater of the following amounts, plus, in each case, accrued and unpaid interest on the principal amount of the 2024 Notes being redeemed to, but not including, the applicable redemption date:

(1)          100% of the principal amount of the 2024 Notes to be redeemed; and

(2)          the sum of the present values of the remaining scheduled payments of principal and interest on the 2024 Notes to be redeemed assuming the 2024 Notes matured on the 2024 Notes Par Call Date (not including any portion of such payments of interest accrued to the date of redemption), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year of twelve 30-day months) at the applicable Treasury Rate plus 20 basis points.

On and after the 2024 Notes Par Call Date, the Company may, at its option, redeem some or all of the 2024 Notes at any time or from time to time, at a redemption price equal to 100% of the principal amount of the 2024 Notes to be redeemed, plus accrued and unpaid interest on the principal amount of 2024 Notes being redeemed to, but not including, the applicable redemption date.

(ii)          Prior to June 15, 2018 (the “2028 Notes Par Call Date”, and together with the 2024 Notes Par Call Date, the “Par Call Date”), the Company may, at its option, redeem some or all of the 2028 Notes at any time or from time to time at a redemption price equal to the greater of the following amounts, plus, in each case, accrued and unpaid interest on the principal amount of 2028 Notes being redeemed to, but not including, the applicable redemption date:

(1)          100% of the principal amount of the 2028 Notes to be redeemed; and

(2)          the sum of the present values of the remaining scheduled payments of principal and interest on the 2028 Notes to be redeemed assuming the 2028 Notes matured on the 2028 Notes Par Call Date (not including any portion of such payments of interest accrued to the date of redemption), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year of twelve 30-day months) at the applicable Treasury Rate plus 30 basis points.

On and after the 2028 Notes Par Call Date, the Company may, at its option, redeem some or all of the 2028 Notes at any time or from time to time, at a redemption price equal to 100% of the principal amount of the 2028 Notes to be redeemed, plus accrued and unpaid interest on the principal amount of the 2028 Notes being redeemed to, but not including, the applicable redemption date.

(b)          The redemption prices of any 2024 Notes or 2028 Notes to be redeemed will be calculated assuming a 360-day year of twelve 30-day months.  If the Company redeems less than all of the Notes of a series, the Trustee will select, not more than 60 days prior to the redemption date, the particular Notes of such series or portions thereof for redemption from the outstanding Notes of such series not previously called by such method as the Trustee deems fair and appropriate in accordance with the procedures of the Depositary.

Unless the Company defaults in the payment of the redemption price, on and after the applicable redemption date, interest will cease to accrue on the Notes or portions of the Notes called for redemption.

(c)          Installments of interest on a series of Notes that are due and payable on applicable Interest Payment Dates falling on or prior to a redemption date will be payable on the applicable Interest Payment Date to the registered Holders as of the close of business on the relevant record date.

(d)          At least 15 days, but not more than 60 days, prior to the date fixed for redemption, the Company will deliver, in accordance with Section 10.1 of the Original Indenture, a notice of redemption to each Holder whose Notes of a series are to be redeemed, except that redemption notices may be given more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the series of Notes or a satisfaction and discharge of the Indenture pursuant to Article VIII of the Original Indenture.

The notice shall identify the Notes of a series to be redeemed and corresponding CUSIP, ISIN or Common Code numbers, as applicable, and will state:

(a)          the redemption date;

(b)          the redemption price and the amount of accrued interest, if any, to be paid;

(c)          if any Global Security is being redeemed in part, the portion of the principal amount of such Global Security to be redeemed and that, after the redemption date upon surrender of such Global Security, the principal amount thereof will be decreased by the portion thereof redeemed pursuant thereto;

(d)          if any Certificated Security is being redeemed in part, the portion of the principal amount of such Certificated Security to be redeemed, and that, after the redemption date, upon surrender of such Certificated Security, a new Certificated Security in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Certificated Security;

(e)          the name and address of the Paying Agent(s) to which the Notes of such series are to be surrendered for redemption;

(f)          that the Notes of each series called for redemption must be surrendered to the relevant Paying Agent to collect the redemption price, plus accrued and unpaid interest, if any;

(g)          that, unless the Company defaults in making such redemption payment, interest on the Notes of a series called for redemption cease to accrue on and after the redemption date;

(h)          that the Notes of the series called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(i)          the paragraph of the Notes of such series and/or Section of the Indenture or any supplemental indenture pursuant to which the Notes of a series called for redemption are being redeemed; and

(j)          that no representation is made as to the correctness or accuracy of the CUSIP, ISIN or Common Code numbers, if any, listed in such notice or printed on the Notes of a series.

At the Company’s written request delivered at least 20 days prior to the redemption date (unless a shorter notice period is agreed to by the Trustee), the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense.

Section 2.07.          Special Mandatory Redemption.

The Company will be required to redeem the Notes of each series , in whole, on the Special Mandatory Redemption Date at a redemption price equal to 101% of the aggregate principal amount of the Notes of such series, plus accrued and unpaid interest from the last date on which interest was paid or, if interest has not been paid, the Issue Date of the Notes to, but not including, the Special Mandatory Redemption Date (subject to the rights of Holders of the Notes on the relevant record date to receive interest due on the relevant Interest Payment Date that is on or prior to the Special Mandatory Redemption Date) if:

(a)          the closing of the GET Transactions has not occurred by 5:00 p.m. New York City time on the Special Mandatory Trigger Date; or

(b)          the GET Transaction Agreements are terminated at any time prior to the Special Mandatory Trigger Date.

Notwithstanding the foregoing, installments of interest on the Notes that are due and payable on the applicable Interest Payment Dates falling on or prior to the Special Mandatory Redemption Date will be payable on such Interest Payment Dates to the registered Holders as of the close of business on the relevant record dates.  The Company will cause the notice of special mandatory redemption (the “Special Mandatory Redemption Notice”) to be sent (or delivered in accordance with the procedures of Depositary) to Holders, with a copy to the Trustee, within five Business Days after the occurrence of the event triggering the special mandatory redemption to each Holder at its registered address.  If funds sufficient to pay the special mandatory redemption price of the Notes to be redeemed on the Special Mandatory Redemption Date are deposited with the Trustee or a Paying Agent on or before such Special Mandatory Redemption Date, the Notes will cease to bear interest on and after such Special Mandatory Redemption Date.

(c)          Upon the consummation of the GET Transactions, this Section 2.07 shall cease to apply and shall have no continuing effect.

Section 2.08.          Offer to Repurchase Upon Change of Control Triggering Event.

Upon the occurrence of a Change of Control Triggering Event with respect to a series of Notes, unless the Company has exercised its right to redeem the Notes of the applicable series as described in Section 2.06(a), each Holder of the Notes of such series shall have the right to require the Company to purchase all or a portion (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes of such series as set forth in this Section 2.08 (the “Change of Control Offer”), at a purchase price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to but excluding the date of purchase (the “Change of Control Payment”).

Notwithstanding the foregoing, installments of interest on the Notes of a series that are due and payable on interest payment dates falling on or prior to the Change of Control Payment Date (as defined below) will be payable on the applicable Interest Payment Date to the registered Holders as of the close of business on the relevant record date.

Within 30 days following the date upon which a Change of Control Triggering Event with respect to a series of Notes occurs, or at the Company’s option, prior to any Change of Control but after the public announcement of the pending Change of Control, the Company shall be required to deliver a written notice to each Holder of Notes of the applicable series at its registered address, with a copy to the Trustee, which written notice will govern the terms of the Change of Control Offer.  Such written notice will state, among other things, the purchase date, which shall be no earlier than 30 days nor later than 60 days from the date such written notice is delivered, other than as may be required by law (the “Change of Control Payment Date”).  The written notice, if delivered prior to the date of consummation of the Change of Control, shall state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date.  Holders of Notes of the applicable series electing to have such Notes repurchased pursuant to a Change of Control Offer shall be required to surrender their Notes of the applicable series, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the Paying Agent at the address specified in the written notice, or transfer the Holder’s Notes of the applicable series to the Paying Agent by book-entry transfer pursuant to the applicable procedures of the Paying Agent, prior to the close of business on the third Business Day prior to the Change of Control Payment Date.

The Company shall not be required to make a Change of Control Offer with respect to the Notes of a series if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer if it had been made by the Company, and such third party purchases all Notes of such series properly tendered and not withdrawn under its offer.

The Company shall comply with the requirements, to the extent applicable, of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of Notes as a result of a Change of Control Triggering Event.  To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the Notes, the Company shall comply with those securities laws and regulations and shall not be deemed to have breached the Company’s obligations under the Change of Control Offer provisions of the Notes by virtue of any such conflict.

Section 2.09.          Additional Guarantees.

If, after the date of this Supplemental Indenture, any Subsidiary that is not already a Guarantor (including, without limitation, any Subsidiary acquired or created after the date of this Supplemental Indenture) guarantees any debt of either the Company or a Guarantor, then in either case that Subsidiary shall become a Guarantor by executing a supplemental indenture and delivering it to the Trustee within 15 Business Days of the date on which it guaranteed such debt.

Section 2.10.          Sinking Fund.

The Notes shall not have the benefit of a sinking fund.

Section 2.11.          Paying Agent and Calculation Agent.

(a)          The Trustee shall initially serve as Paying Agent with respect to the Notes, with the place of payment for all Notes initially being the Corporate Trust Office of the Trustee.

(b)          The Company will maintain a calculation agent (the “Calculation Agent”) for purposes of determining in accordance with the terms of the Indenture the interest rate payable on the 2021 Notes.  The Trustee initially shall serve as Calculation Agent. The Calculation Agent and the Trustee shall not be responsible to the Company, the Holders, or any third party for any unavailability of the LIBOR rate or failure of the reference banks to provide quotations as requested of them or as a result of the Calculation Agent and the Trustee having acted on any quotation or other information given by any reference bank which subsequently may be found to be incorrect or inaccurate in anyway. The Calculation Agent and the Trustee shall have no liability to the Company, the Holders or to any third party as a result of losses suffered due to the lack of an applicable rate of interest or in connection with the use of an alternative rate.

Section 2.12.          Limitation on Liens.

(a)          The Company shall not, and shall not permit any Restricted Subsidiary to, incur, suffer to exist or guarantee any Debt secured by a Lien on any Principal Property or on any shares of stock of (or other interests in) any Restricted Subsidiary (in each case, whether owned on the date of this Supplemental Indenture or hereafter acquired) without making effective provision that the Notes shall be secured equally and ratably with (or prior to) such secured Debt, for so long as such secured Debt will be so secured.

(b)          The restriction set forth in paragraph (a) above shall not apply to Debt secured by:

(i)          Liens existing prior to the Issue Date;

(ii)          Liens on property of, shares of stock of (or other interests in) or Debt of any entity existing at the time such entity becomes a Restricted Subsidiary;

(iii)          any Liens on property of, shares of stock of (or other interests in) or Debt of any entity (a) existing at the time of acquisition of such property or shares (or other interests) (including acquisition through merger or consolidation), provided that any such Lien was in existence prior to the date of such acquisition, was not incurred in anticipation thereof and does not extend to any other property, (b) to secure the payment of all or any part of the purchase price of such property or shares (or other interests) or the costs of construction or improvement of such property or (c) to secure any Debt incurred prior to, at the time of, or within 270 days after the later of the acquisition, the completion of construction or the commencement of full operation of such property or within 270 days after the acquisition of such shares (or other interests) for the purpose of financing all or any part of the purchase price of such property or shares (or other interests) or the costs of construction thereon;

(iv)          Liens in favor of the Company or any Restricted Subsidiary;

(v)          Liens in favor of, or required by contracts with, governmental entities; and

(vi)          any extension, renewal or replacement of any Lien referred to in any of the preceding clauses, provided that such extension, renewal or replacement Lien will be limited to the same property that secured the Lien so extended, renewed or replaced and will not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement.

(c)          Notwithstanding the restrictions set forth in paragraph (a) above, the Company or any Restricted Subsidiary may incur, suffer to exist or guarantee any Debt secured by a Lien on any Principal Property or on any shares of stock of (or other interests in) any Restricted Subsidiary if, after giving effect thereto and together with the value of Attributable Debt outstanding pursuant to Section 2.13(c), the aggregate amount of such Debt outstanding does not exceed the greater of 15% of the Company’s Consolidated Net Tangible Assets and $200.0 million.

For purposes of this Section 2.12, an “acquisition” of property (including real, personal or intangible property or shares of Capital Stock or debt) shall include any transaction or series of transactions by which the Company or a Restricted Subsidiary acquires, directly or indirectly, an interest, or an additional interest (to the extent thereof), in such property, including an acquisition through merger or consolidation with, or an acquisition of an interest in, a Person owning an interest in such property.

This Section 2.12 has been included in this Supplemental Indenture expressly and solely for the benefit of the Notes.

Section 2.13.          Limitation on Sale and Leaseback Transactions.

(a)          The Company and its Restricted Subsidiaries shall not enter into any Sale and Leaseback Transaction with respect to any Principal Property unless:

(i)          the Company or such Restricted Subsidiary would be entitled to incur Debt secured by a Lien on the Principal Property involved in such Sale and Leaseback Transaction at least equal in amount to the Attributable Debt with respect to such Sale and Leaseback Transaction, without equally and ratably securing the Notes pursuant to Section 2.12; or

(ii)          the proceeds of such Sale and Leaseback Transaction are at least equal to the fair market value of the affected Principal Property (as determined in good faith by the Board of Directors) and the Company applies an amount equal to the Net Proceeds of such Sale and Leaseback Transaction within 180 days of such Sale and Leaseback Transaction to any (or a combination) of:

(A)          the prepayment or retirement of the Notes,

(B)          the prepayment or retirement (other than any mandatory retirement, mandatory prepayment or sinking fund payment or by payment at maturity) of other Debt of the Company or of a Restricted Subsidiary (other than Debt that is subordinated to the Notes or Debt owed to the Company or a Restricted Subsidiary) that matures more than 12 months after its creation or matures less than 12 months after its creation but by its terms being renewable or extendible, at the option of the obligor in respect thereof, beyond 12 months from its creation, or

(C)          the purchase, construction, development, expansion or improvement of other comparable property.

(b)          The restriction set forth in paragraph (a) above shall not apply to any Sale and Leaseback Transaction, and there shall be excluded from Attributable Debt in any computation described in this Section 2.13 or in Section 2.12(c), with respect to any such transaction:

(i)          solely between the Company and a Restricted Subsidiary or solely between Restricted Subsidiaries; or

(ii)          in which the applicable lease is for a term, including renewal rights, of not more than three years.

(c)          Notwithstanding the restrictions set forth in paragraph (a) above, the Company will be permitted to enter into Sale and Leaseback Transactions otherwise prohibited by this Section 2.13, the Attributable Debt with respect to which, together with all Debt outstanding pursuant to Section 2.12(c), without duplication, do not exceed the greater of 15% of the Company’s Consolidated Net Tangible Assets and $200.0 million measured at the closing date of the Sale and Leaseback Transaction.

This Section 2.15 has been included in this Supplemental Indenture expressly and solely for the benefit of the Notes.

Section 2.14.          Defeasance.

The provisions of Section 8.1 of the Original Indenture, together with the other provisions of Article VIII of the Original Indenture, shall be applicable to the Notes.  The provisions of Section 8.1(b) of the Original Indenture shall apply to the covenants set forth in Section 2.08, Section 2.09, Section 2.12, Section 2.13 of this Supplemental Indenture and to those covenants specified in Section 8.1(b) of the Original Indenture and the events of default in Section 2.15(b)(ii), Section 2.15(b)(iiii) and Section 2.15(b)(iv).  In addition, upon any such covenant defeasance pursuant to Section 8.1(b) of the Original Indenture, the Guarantees shall be released as set forth in Section 3.01(a)(iii).

Section 2.15.          Events of Default.

(a)          Solely with respect to the Notes, the first paragraph of Section 6.1 of the Original Indenture shall be amended as follows:

(i)          Clause (d) shall be amended by replacing “90 days” with “60 days” therein.

(b)          The term “Event of Default” as used in this Indenture with respect to each series of Notes shall include the following described event in addition to those set forth in Section 6.1 of the Original Indenture:

(i)          failure to redeem the Notes of such Series when required pursuant to Section 2.07;

(ii)          failure to make the required payment in connection with a Change of Control Triggering Event when due and payable in accordance with Section 2.08;

(iii)          default under any of the Company’s or its Restricted Subsidiaries’ Debt, whether such Debt currently exists or is incurred after the Issue Date, if that default:

(1)          is caused by a failure to pay principal on such Debt at its stated final maturity (after giving effect to any applicable grace periods provided in such debt) (a “Payment Default”); or

(2)          results in the acceleration of such Debt prior to its express maturity (an “Acceleration Event”),

and (i) in each case, the principal amount of any such Debt, together with the principal amount of any other such Debt under which there has been a Payment Default or an Acceleration Event, aggregates $100 million or more and (ii) in the case of a Payment Default, such Debt is not discharged and, in the case of an Acceleration Event, such acceleration is not rescinded or annulled, within 10 days after written notice has been given by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes of such Series then outstanding;

(iv)          any of the Guarantees of the Notes of such Series is held in any judicial proceeding to be unenforceable or invalid or, except as permitted by the Indenture, ceases for any reason to be in full force and effect, or any Guarantor denies or disaffirms its obligations under its Guarantee with respect to the Notes of such Series.

Section 2.16.          Amendments and Waivers.

(a)          Solely with respect to the Notes, clause (d) of Section 9.3 of the Original Indenture shall be deleted and replaced in its entirety with the following:

“(d) reduce any premium payable on the redemption of the Securities or change the time at which the Securities may or must be redeemed or alter or waive any of the provisions with respect to the redemption of the Securities (including without limitation, the special mandatory redemption provisions set forth in Section 2.07).”

ARTICLE 3
Guarantees

Section 3.01.          Release of Guarantees.

Section 9A.4(a) of the Indenture shall be amended by replacing that section of the Indenture with the following, but only with respect to each series of Notes:

(a)          Notwithstanding any other provisions of this Indenture, the Guarantee of any Guarantor may be released upon the terms and subject to the conditions set forth in this Section 9A.4.  Provided that no Event of Default shall have occurred and shall be continuing under this Indenture, any Guarantee incurred by a Guarantor pursuant to this Article IX-A shall be unconditionally released and discharged automatically:

(i)          in connection any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Company or a Subsidiary;

(ii)          in connection with any sale or other disposition of all of the Capital Stock of a Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Subsidiary;

(iii)          upon defeasance or satisfaction and discharge of the Notes as provided in Article VIII of the Indenture; or

(iv)          at such time as such Guarantor ceases to guarantee debt, of the Company or a Guarantor, other than any such debt the guarantee of which by the Guarantor will be released concurrently with the release of the Guarantor’s guarantee of the notes; provided that such cessation does not result from payment under such guarantee.

ARTICLE 4
Miscellaneous Provisions

Section 4.01.          Recitals by Company.

The recitals in this Supplemental Indenture are made by the Company only and not by the Trustee, and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of the Notes and of this Supplemental Indenture as fully and with like effect as if set forth herein in full.

Section 4.02.          Application to Notes Only.

Each and every term and condition contained in this Supplemental Indenture that modifies, amends or supplements the terms and conditions of the Original Indenture shall apply only to the Notes established hereby and not to any future series of Securities established under the Original Indenture.

Section 4.03.          Benefits.

Nothing contained in this Supplemental Indenture shall or shall be construed to confer upon any person other than a Holder of the Notes, the Company and the Trustee any right or interest to avail itself of any benefit under any provision of the Original Indenture, the Notes or this Supplemental Indenture.

Section 4.04.          Effective Date.

This Supplemental Indenture shall be effective as of the date first above written upon the execution and delivery hereof by each of the parties hereto.

Section 4.05.          Ratification.

As supplemented hereby, the Original Indenture is in all respects ratified and confirmed and all the terms, provisions and conditions thereof remain in full force and effect.

Section 4.06.          Separability.

In case any provision in this Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 4.07.          Counterparts.

This Supplemental Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF transmission shall be deemed to be their original signatures for all purposes.

Section 4.08.          GOVERNING LAW.

THIS SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND RULE 327(b) OF THE NEW YORK CIVIL PRACTICE LAWS AND RULES.

[Signatures on Next Page]

IN WITNESS WHEREOF, the parties hereto have caused this Ninth Supplemental Indenture to be duly executed, all as of the day and year first above written.

Westinghouse Air Brake Technologies Corporation

By:	/s/ Patrick D. Dugan
	Name:	Patrick D. Dugan
	Title:	Executive Vice President and Chief Financial Officer

[Company Signature Page to Ninth Supplemental Indenture]

Guarantors RFPC Holding Corp. Schaeffer Equipment, Inc. Standard Car Truck Company WABTEC Holding Corp. WABTEC Railway Electronics Holdings, LLC Workhorse Rail, LLC

By:	/s/ Patrick D. Dugan
	Name:	Patrick D. Dugan
	Title:	Vice President of Finance

[Guarantors Signature Page to Ninth Supplemental Indenture]

Wells Fargo Bank, National Association, as Trustee

By:	/s/ Stefan Victory
	Name:	Stefan Victory
	Title:	Vice President

[Trustee Signature Page to Ninth Supplemental Indenture]

Exhibit A

FORM OF

FLOATING RATE SENIOR NOTE DUE 2021

[THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY.  THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH A SUCCESSOR DEPOSITARY.]*

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS TO BE MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]*

_______________________________________________

WESTINGHOUSE AIR BRAKE TECHNOLOGIES
CORPORATION

_______________________________________________

$

FLOATING RATE SENIOR NOTE DUE 2021

No.	CUSIP No. 960386 AP5
ISIN No. US960386AP59

Westinghouse Air Brake Technologies Corporation, a corporation organized and existing under the laws of the State of Delaware (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to [Cede & Co.]*, or registered assigns (the “Holder”), the principal sum of                 ($             ) on September 15, 2021 (the “Stated Maturity”), and to pay interest thereon at a variable rate, reset quarterly, from the date of original issuance or from the most recent Interest Payment Date to which interest has been paid or duly provided for until maturity.  The Company will pay interest quarterly, in cash, in arrears on  March 15, June 15, September 15 and December 15 of each year (each, an “Interest Payment Date”), commencing on December 15, 2018 (for the avoidance of doubt, such date shall be adjusted in accordance with the second paragraph of this Note).  The per annum interest rate for the period from the Issue Date to but not including the first Interest Payment Date will be equal to three month LIBOR as determined on September 12, 2018, by the Calculation Agent, plus 1.05% per annum (the “Initial Interest Rate”) (subject to adjustment as set forth on the reverse of this Note under “Interest Rate Adjustment”).  Following the initial Interest Period, the per annum interest rate on the Notes for each subsequent Interest Period will be equal to three month LIBOR as determined on the related Interest Determination Date, by the Calculation Agent, plus 1.05% (subject to adjustment as set forth on the reverse of this Note under “Interest Rate Adjustment”).The interest rate applicable to any day in a given Interest Period shall be either the Initial Interest Rate or the interest rate as reset on the Interest Determination Date immediately preceding the first day of such Interest Period (as the same may be adjusted as set forth on the reverse of the Note under “Interest Rate Adjustment”).  Interest on the Notes shall accrue from the most recent Interest Payment Date on which interest has been paid or provided for or, if no interest has been paid or provided for, from September 14, 2018.  The amount of interest on the Notes for each day that the Notes are outstanding (the “Daily Interest Amount”) shall be calculated by dividing the interest rate in effect for such day by 360 and multiplying the result by the principal amount of the Notes outstanding on such day. The amount of interest to be paid on the Notes for each Interest Period shall be calculated by adding such Daily Interest Amounts for each day in such Interest Period.

If any Interest Payment Date for the Notes, other than the Stated Maturity, is on a day that is not a Business Day, the Interest Payment Date and the Interest Reset Date for the succeeding Interest Period shall be postponed to the next day that is a Business Day; provided that if such Business Day is in the next succeeding calendar month, the Interest Payment Date shall be the immediately preceding Business Day.  If the Stated Maturity is on a day that is not a Business Day, the payment of interest and principal on the Notes shall be made on the next succeeding Business Day, as if it were made on the date such payment was due, and no interest on such payment will accrue for the period from and after the Stated Maturity.  If any Interest Payment Date other than the Stated Maturity is postponed as described herein, the amount of interest for the relevant Interest Period shall be adjusted accordingly.

All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point being rounded upwards (e.g., 8.986865% (or 0.08986865) being rounded to 8.98687% (or 0.0898687)) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).

* Insert in Global Securities.

The interest rate on the Notes will in no event be (i) higher than the maximum rate permitted by New York law as the same may be modified by United States laws of general application or (ii) less than zero.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note is registered at the close of business on the March 1, June 1, September 1, December 1, as applicable (each, a “Regular Record Date”) (whether or not a Business Day); provided that the interest payable at the Stated Maturity will be paid to the Person to whom principal is payable.  Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Trustee, notice of which shall be given to Holders of the Notes not less than 10 days prior to such special record date, or be paid at any time in any other lawful manner not inconsistent with the requirements of the Depositary and any securities exchange or automated quotation system on which the Notes may be listed or traded, and upon such notice as may be required by the Depositary and such exchange or automated quotation system.

Solely for purposes of determining the interest rate payable on the Notes, the following definitions shall apply:

“Business Day” means any day, other than a Saturday or Sunday, that is not a day on which banking institutions in any of the city of New York, New York or a place of payment are authorized or required by law or executive order to close.

“Daily Interest Amount” means the amount of interest for each day that the Notes are outstanding.

“Interest Determination Date” means, for any Interest Period, the second London Banking Day preceding the applicable Interest Reset Date for such Interest Period.

“Interest Period” means the period from, and including, an Interest Payment Date to, but excluding, the next succeeding Interest Payment Date, except for the initial Interest Period, which shall be the period from, and including, Issue Date to, but excluding the Interest Payment Date occurring on December 15, 2018 (for the avoidance of doubt, such date shall be adjusted in accordance with the second paragraph of this Note).

“LIBOR” means the London Interbank Offered Rate, as determined by the Calculation Agent in accordance with the following:

(1)          With respect to any Interest Determination Date, LIBOR will be the rate for deposits in United States dollars having a maturity of three months commencing on the first day of the applicable Interest Period that appears on Reuters Screen LIBOR01 Page as of 11:00 a.m., London time, on that Interest Determination Date. If no rate appears, then LIBOR, in respect of that Interest Determination Date, will be determined in accordance with the provisions set forth in (2) and (3) below;

(2)          With respect to an Interest Determination Date on which no rate appears on Reuters Screen LIBOR01 Page, except as provided in clause (3) below, as specified in (1) above, the Company will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Company, to provide the Company with its offered quotation for deposits in United States dollars for the period of three months, commencing on the first day of the applicable Interest Period, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that Interest Determination Date and in a principal amount that is representative for a single transaction in United States dollars in that market at that time. If at least two quotations are provided, then LIBOR on that Interest Determination Date will be the arithmetic mean of those quotations as calculated by the Company and provided to the Calculation Agent. If fewer than two quotations are provided, then LIBOR on the Interest Determination Date will be the arithmetic mean, as calculated by the Company and provided to the Calculation Agent, of the rates quoted at approximately 11:00 a.m., in the City of New York, on the Interest Determination Date by three major banks in the City of New York selected by the Company for loans in United States dollars to leading European banks, having a three-month maturity and in a principal amount that is representative for a single transaction in United States dollars in that market at that time; provided, however, that if the banks selected by the Company are not providing quotations in the manner described by this sentence, LIBOR will be the same as the rate determined for the immediately preceding Interest Reset Date.

(3)          Notwithstanding clause (2) above, if the Company or the Calculation Agent determine that LIBOR has been permanently discontinued, the Calculation Agent will use, in consultation with the Company, as a substitute for LIBOR (the ‘‘Alternative Rate’’) and for each future Interest Determination Date, the alternative reference rate selected by the central bank, reserve bank, monetary authority or any similar institution (including any committee or working group thereof) that is consistent with accepted market practice. As part of such substitution, the Calculation Agent will, after consultation with the Company, make such adjustments (‘‘Adjustments’’) to the Alternative Rate or the spread thereon, as well as the business day convention, Interest Determination Dates and related provisions and definitions, in each case that are consistent with accepted market practice for the use of such Alternative Rate for debt obligations such as the Notes. If the Calculation Agent determines, and following consultation with the Company, that there is no clear market consensus as to whether any rate has replaced LIBOR in customary market usage, the Calculation Agent shall have the right to resign as Calculation Agent in respect of the Notes and the Company will appoint a successor Calculation Agent in respect of the Notes, as provided in the applicable Calculation Agent agreement, between the Company and Wells Fargo Bank, National Association, to determine the Alternative Rate and make any Adjustments thereon, and whose determinations will be binding on the Company, the Trustee and the Holders. If, however, the existing Calculation Agent or any subsequent Calculation Agent determines that LIBOR has been discontinued, but for any reason an Alternative Rate has not been determined, LIBOR will be equal to such rate on the Interest Determination Date when LIBOR was last available on the Reuters Screen LIBOR01 Page, as determined by the Calculation Agent.

“London Banking Day” means any day on which dealings in U.S. dollars are transacted or, with respect to any future date, are expected to be transacted in the London interbank market.

‘‘Reuters Screen LIBOR01 Page’’ means the display designated on page ‘‘LIBOR01’’ on Reuters (or such other page as may replace the LIBOR01 page on that service or any successor service for the purpose of displaying London interbank offered rates for United States dollar deposits of major banks).

Payment of the principal of and interest on the Notes will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, with any such payment that is due at the Stated Maturity of any Note being made upon surrender of such Note to a Paying Agent; provided, however, that payment of interest, subject to such surrender where applicable, (i) may be made at the Company’s option by check mailed to the address of the Person entitled thereto as such address shall appear in the records maintained by the Registrar or the Company and (ii) in the case of any Global Security, must be made by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least sixteen (16) days prior to the date for payment by the Person entitled thereto.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[Signatures on Next Page]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: _____________
WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

Dated: _____________	By:
Authorized Signatory

REVERSE OF SENIOR NOTE

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture dated as of August 8, 2013, as supplemented by a Second Supplemental Indenture dated as of November 3, 2016 (together, the “Original Indenture”) and a Ninth Supplemental Indenture dated as of September 14, 2018 (the “Supplemental Indenture,” the Original Indenture, as supplemented by the Supplemental Indenture and as further amended or supplemented from time to time, herein called the “Indenture,” which term shall have the meaning assigned to it in such instrument), among the Company, the Guarantors (as defined in the Indenture) and Wells Fargo Bank, National Association, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantors, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.  This Security is one of the series designated on the face hereof (the “Notes”) which is unlimited in aggregate principal amount.

The Notes are redeemable, in whole or in part, at the times, in the manner and with the effect provided in the Indenture.

If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company, the Guarantors and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time outstanding of each series to be affected.  The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time outstanding, on behalf of the Holders of all Securities of such series, to waive certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute, or to order or direct the Trustee to institute, any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes, the Holders of not less than 25% in aggregate principal amount of the Notes at the time outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred or reasonably probable to be incurred in compliance with such request, the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding and no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the outstanding Notes.  The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or premium, if any, or interest hereon on or after the respective due dates expressed or provided for herein.

No reference herein to the Indenture and no provision of the Notes or of the Indenture shall alter or impair the obligation of the Company or any Guarantor, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on the Notes at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable with the Registrar, upon surrender of this Note for registration of transfer at the office or agency of the Registrar or the Company in a place for payment for this Note, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof.  As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes having the same Stated Maturity and of like tenor of any authorized denominations as requested by the Holder upon surrender of the Note or Notes to be exchanged at the office or agency of the Registrar or the Company.

No service charge shall be made for any such registration of transfer or exchange of the Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Company, the Trustee and any such agent shall be affected by notice to the contrary.

All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Interest Rate Adjustment

The interest rate payable on the Notes will be subject to adjustments from time to time if either Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors (“Moody’s”) or S&P Global Ratings, a division of S&P Global Inc., and its successors (“S&P”) or, if either of Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available, in each case for reasons outside of the control of the Company, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by the Company (as certified by a resolution of the Board of Directors) as a replacement agency for Moody’s or S&P, or both of them, as the case may be (a “Substitute Rating Agency”), downgrades (or downgrades and subsequently upgrades) the credit rating assigned to the Notes, in the manner described below.

If the rating assigned by Moody’s (or any Substitute Rating Agency therefor) of the Notes is decreased to a rating set forth in the immediately following table, the interest rate on the Notes will increase from the then-applicable interest rate on the Notes, by an amount equal the percentage set forth opposite the rating in the table below (plus, if applicable, the percentage set forth opposite the rating in the table under “S&P Rating Percentage”):

Moody’s Rating*	Percentage

Ba1	0.25%
Ba2	0.50%
Ba3	0.75%
B1 or below	1.00%
* Including the equivalent ratings of any Substitute Rating Agency.

If the rating assigned by S&P (or any Substitute Rating Agency therefor) of the Notes is decreased to a rating set forth in the immediately following table, the interest rate on the Notes will increase from the then-applicable interest rate on the Notes, by an amount equal the percentage set forth opposite the rating in the table below (plus, if applicable, the percentage set forth opposite the rating in the table under “Moody’s Rating Percentage”):

S&P Rating*	Percentage

BB+	0.25%
BB	0.50%
BB-	0.75%
B+ or below	1.00%
* Including the equivalent ratings of any Substitute Rating Agency.

If at any time the interest rate on the Notes has been increased and either Moody’s or S&P (or, in either case, a Substitute Rating Agency therefor), as the case may be, subsequently upgrades its rating of the Notes to any of the ratings set forth above, the interest rate on the Notes will be decreased such that the interest rate for the Notes equals the then-applicable interest rate on the Notes plus the percentages set forth opposite the ratings from the tables above in effect immediately following the upgrade in rating. If Moody’s (or any Substitute Rating Agency therefor) subsequently upgrades its rating of the Notes to Baa3 (or its equivalent, in the case of a Substitute Rating Agency) or higher, and S&P (or any Substitute Rating Agency therefor) upgrades its rating to BBB- (or its equivalent, in the case of a Substitute Rating Agency) or higher, the interest rate on the Notes will be decreased to then-applicable interest rate on the Notes (and if one such upgrade occurs and the other does not, the interest rate on the Notes will be decreased so that it does not reflect any increase attributable to the upgrading rating agency). In addition, the interest rates on the Notes will permanently cease to be subject to any adjustment described herein (notwithstanding any subsequent downgrade in the ratings by either or both rating agencies) if the Notes become rated Baa1 and BBB+ (or, in either case, the equivalent thereof, in the case of a Substitute Rating Agency) or higher by Moody’s and S&P (or, in either case, a Substitute Rating Agency therefor), respectively (or one of these ratings if the Notes are only rated by one rating agency).

Each adjustment required by any downgrade or upgrade in a rating set forth above, whether occasioned by the action of Moody’s or S&P (or, in either case, a Substitute Rating Agency therefor), shall be made independent of any and all other adjustments. In no event shall (1) the interest rate for the Notes be reduced to below the then-applicable interest rate on the Notes or (2) the total increase in the interest rate on the Notes exceed 2.00% above the then-applicable interest rate on the Notes  Any adjustment to the interest rate will be made independently of the quarterly adjustment to the interest rate on the Notes. In this section, the term “then-applicable interest rate” on the Notes means the interest rate determined in accordance with the Indenture without giving effect to any adjustment as described herein.

No adjustments in the interest rate of the Notes shall be made solely as a result of a rating agency ceasing to provide a rating of the Notes. If at any time Moody’s or S&P ceases to provide a rating of the Notes, the Company will use its commercially reasonable efforts to obtain a rating of the Notes from a Substitute Rating Agency, if one exists, in which case, for purposes of determining any increase or decrease in the interest rate on the Notes pursuant to the tables above (a) such Substitute Rating Agency will be substituted for the last rating agency to provide a rating of the Notes but which has since ceased to provide such rating, (b) the relative rating scale used by such Substitute Rating Agency to assign ratings to senior unsecured debt will be determined in good faith by an independent investment banking institution of national standing appointed by us and, for purposes of determining the applicable ratings included in the applicable table above with respect to such Substitute Rating Agency, such ratings will be deemed to be the equivalent ratings used by Moody’s or S&P, as applicable, in such table and (c) the interest rate on the Notes will increase or decrease, as the case may be, such that the interest rate equals the then-applicable interest rate on the Notes plus the appropriate percentage, if any, set forth opposite the deemed equivalent rating from such Substitute Rating Agency in the applicable table above (taking into account the provisions of clause (b) above) (plus any applicable percentage resulting from a decreased rating by the other rating agency).

For so long as only one rating agency provides a rating of the Notes, any subsequent increase or decrease in the interest rate of the Notes necessitated by a reduction or increase in the rating by the rating agency providing the rating shall be twice the applicable percentage set forth in the applicable table above. For so long as neither Moody’s nor S&P (nor, in either case, a Substitute Rating Agency therefor) provides a rating of the Notes, the interest rate on the Notes will increase to, or remain at, as the case may be, 2.00% above the then-applicable interest rate on the Notes.

Any interest rate increase or decrease described above will take effect from the first Interest Payment Date following the date on which a rating change occurs that requires an adjustment in the interest rate. As such, interest will not accrue at such increased or decreased rate until the next Interest Payment Date following the date on which a rating change occurs. If Moody’s or S&P (or, in either case, a Substitute Rating Agency therefor) changes its rating of the notes of the applicable series more than once prior to any particular Interest Payment Date, the last change by such agency prior to such Interest Payment Date will control for purposes of any interest rate increase or decrease with respect to the Notes described above relating to such rating agency’s action. If the interest rate payable on the Notes is increased as described above, the term “interest,” as used with respect to the Notes, will be deemed to include any such additional interest unless the context otherwise requires.

The Company will advise the Trustee and the holders of any occurrence of a rating change that requires an interest rate increase or decrease described above within five Business Days.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:
TEN COM -	as tenants in common
TEN ENT -	as tenants by the entireties
JT TEN -	as joint tenants with rights of survivorship and not as tenants in common
UNIF GIFT MIN ACT -	_____________________________ Custodian for (Cust)
_____________________________ (Minor)
Under Uniform Gifts to Minors Act of _____________________________ (State)

Additional abbreviations may also be used though not on the above list.

ASSIGNMENT FORM

To assign this Note, fill in the following form:

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

(please insert Social Security or other identifying number of assignee)

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL
ZIP CODE OF ASSIGNEE

the within Note and all rights thereunder, hereby irrevocably constituting and appointing agent to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:  ______________ ___, _____

_____________________________

NOTICE:  The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatsoever.

OPTION OF HOLDER TO ELECT PURCHASE

If you elect to have this Note purchased by the Company pursuant to Section 2.06 of the Supplemental Indenture, check this box:  ☐

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 2.08 of the Supplemental Indenture, state the principal amount (must be at least $2,000 and integral multiples of $1,000 in excess thereof):

$

Date:	Your Signature:
(Sign exactly as your name appears on the other side of the Security)

Signature Guarantee:
(Signature must be guaranteed)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to SEC Rule 17Ad-15.

[FORM OF NOTATION RELATING TO GUARANTEE]

NOTATION OF GUARANTEE

Each Guarantor signing below has fully, unconditionally and absolutely guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture, the due and punctual payment of the principal of and interest on the Securities to which this notation is affixed and all other amounts due and payable under the Indenture and the Securities to which this notation is affixed by the Company.

The obligations of each Guarantor to the Holders of Securities to which this notation is affixed and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article IX-A of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee.

No past, present or future stockholder, officer, director, member, manager, partner, employee or incorporator, as such, of any of the Guarantors shall have any liability under the Guarantee by reason of such person’s status as stockholder, officer, director, member, manager, partner, employee or incorporator.  Each Holder of a Note by holding a Note waives and releases all such liability.  This waiver and release are part of the consideration for the issuance of the Guarantees.

Each Holder of a Note by holding a Note agrees that any Guarantor named below shall have no further liability with respect to its Guarantee if such Guarantor otherwise ceases to be liable in respect of its Guarantee in accordance with the terms of the Indenture.

Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

RFPC HOLDING CORP.
SCHAEFER EQUIPMENT, INC.
STANDARD CAR TRUCK COMPANY
WABTEC HOLDING CORP.
WABTEC RAILWAY ELECTRONICS HOLDINGS, LLC
WORKHORSE RAIL, LLC

By:
Name:
Title:

Exhibit B

FORM OF

4.150% SENIOR NOTE DUE 2024

[THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY.  THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH A SUCCESSOR DEPOSITARY.]*

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS TO BE MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]*

_______________________________________________

WESTINGHOUSE AIR BRAKE TECHNOLOGIES
CORPORATION

_______________________________________________

$

4.150% SENIOR NOTE DUE 2024

No.	CUSIP No. 960386 AN0
ISIN No. US960386AN02

Westinghouse Air Brake Technologies Corporation, a corporation organized and existing under the laws of the State of Delaware (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to [Cede & Co.]*, or registered assigns (the “Holder”), the principal sum of                 ($             ) on March 15, 2024 (the “Stated Maturity”), and to pay interest thereon from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, or if no interest has been paid or duly provided for, from and including the Issue Date, semi-annually, in cash, in arrears on March 15 and September 15 of each year (each, an “Interest Payment Date”), commencing on March 15, 2019, at a rate of 4.150% per annum (subject to adjustment as set forth on the reverse of this Note under “Interest Rate Adjustment”) until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note is registered at the close of business on the preceding March 1 or September 1, as applicable (each, a “Regular Record Date”) (whether or not a Business Day); provided that the interest payable at the Stated Maturity will be paid to the Person to whom principal is payable. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Trustee, notice of which shall be given to Holders of the Notes not less than 10 days prior to such special record date, or be paid at any time in any other lawful manner not inconsistent with the requirements of the Depositary and any securities exchange or automated quotation system on which the Notes may be listed or traded, and upon such notice as may be required by the Depositary and such exchange or automated quotation system.

Payments of interest on the Notes will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for the Notes shall be computed on the basis of a 360-day year of twelve 30-day months. If any Interest Payment Date falls on a day that is not a Business Day, the payment of the interest payable on such date will be made on the next succeeding Business Day, and no interest shall accrue on the amount of interest due on that Interest Payment Date for the period from and after such Interest Payment Date to the date of payment.

Payment of the principal of and interest on the Notes will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, with any such payment that is due at the Stated Maturity of any Note being made upon surrender of such Note to a Paying Agent; provided, however, that payment of interest, subject to such surrender where applicable, (i) may be made at the Company’s option by check mailed to the address of the Person entitled thereto as such address shall appear in the records maintained by the Registrar or the Company and (ii) in the case of any Global Security, must be made by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least sixteen (16) days prior to the date for payment by the Person entitled thereto.

* Insert in Global Securities.

Payment of the principal of and interest on the Notes will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, with any such payment that is due at the Stated Maturity of any Note being made upon surrender of such Note to a Paying Agent; provided, however, that payment of interest, subject to such surrender where applicable, (i) may be made at the Company’s option by check mailed to the address of the Person entitled thereto as such address shall appear in the records maintained by the Registrar or the Company and (ii) in the case of any Global Security, must be made by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least sixteen (16) days prior to the date for payment by the Person entitled thereto.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[Signatures on Next Page]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: _____________
WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

Dated: _____________	By:
Authorized Signatory

REVERSE OF SENIOR NOTE

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture dated as of August 8, 2013, as supplemented by a Second Supplemental Indenture dated as of November 3, 2016 (together, the “Original Indenture”) and a Ninth Supplemental Indenture dated as of September 14, 2018 (the “Supplemental Indenture,” the Original Indenture, as supplemented by the Supplemental Indenture and as further amended or supplemented from time to time, herein called the “Indenture,” which term shall have the meaning assigned to it in such instrument), among the Company, the Guarantors (as defined in the Indenture) and Wells Fargo Bank, National Association, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantors, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.  This Security is one of the series designated on the face hereof (the “Notes”) which is unlimited in aggregate principal amount.

The Notes are redeemable, in whole or in part, at any time, in the manner and with the effect provided in the Indenture.

If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company, the Guarantors and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time outstanding of each series to be affected.  The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time outstanding, on behalf of the Holders of all Securities of such series, to waive certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute, or to order or direct the Trustee to institute, any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes, the Holders of not less than 25% in aggregate principal amount of the Notes at the time outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred or reasonably probable to be incurred in compliance with such request, the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding and no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the outstanding Notes.  The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or premium, if any, or interest hereon on or after the respective due dates expressed or provided for herein.

No reference herein to the Indenture and no provision of the Notes or of the Indenture shall alter or impair the obligation of the Company or any Guarantor, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on the Notes at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable with the Registrar, upon surrender of this Note for registration of transfer at the office or agency of the Registrar or the Company in a place for payment for this Note, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof.  As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes having the same Stated Maturity and of like tenor of any authorized denominations as requested by the Holder upon surrender of the Note or Notes to be exchanged at the office or agency of the Registrar or the Company.

No service charge shall be made for any such registration of transfer or exchange of the Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Company, the Trustee and any such agent shall be affected by notice to the contrary.

All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Interest Rate Adjustment

The interest rate payable on the Notes will be subject to adjustments from time to time if either Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors (“Moody’s”) or S&P Global Ratings, a division of S&P Global Inc., and its successors (“S&P”) or, if either of Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available, in each case for reasons outside of the control of the Company, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by the Company (as certified by a resolution of the Board of Directors) as a replacement agency for Moody’s or S&P, or both of them, as the case may be (a “Substitute Rating Agency”), downgrades (or downgrades and subsequently upgrades) the credit rating assigned to the Notes, in the manner described below.

If the rating assigned by Moody’s (or any Substitute Rating Agency therefor) of the Notes is decreased to a rating set forth in the immediately following table, the interest rate on the Notes will increase from the interest rate payable on the Notes on the date of initial issuance, by an amount equal the percentage set forth opposite the rating in the table below (plus, if applicable, the percentage set forth opposite the rating in the table under “S&P Rating Percentage”):

Moody’s Rating*	Percentage

Ba1	0.25%
Ba2	0.50%
Ba3	0.75%
B1 or below	1.00%
* Including the equivalent ratings of any Substitute Rating Agency.

If the rating assigned by S&P (or any Substitute Rating Agency therefor) of the Notes is decreased to a rating set forth in the immediately following table, the interest rate on the Notes will increase from the interest rate payable on the Notes on the date of initial issuance, by an amount equal the percentage set forth opposite the rating in the table below (plus, if applicable, the percentage set forth opposite the rating in the table under “Moody’s Rating Percentage”):

S&P Rating*	Percentage

BB+	0.25%
BB	0.50%
BB-	0.75%
B+ or below	1.00%
* Including the equivalent ratings of any Substitute Rating Agency.

If at any time the interest rate on the Notes has been increased and either Moody’s or S&P (or, in either case, a Substitute Rating Agency therefor), as the case may be, subsequently upgrades its rating of the Notes to any of the ratings set forth above, the interest rate on the Notes will be decreased such that the interest rate for the Notes equals the interest rate payable on the Notes on the date of initial issuance plus the percentages set forth opposite the ratings from the tables above in effect immediately following the upgrade in rating. If Moody’s (or any Substitute Rating Agency therefor) subsequently upgrades its rating of the Notes to Baa3 (or its equivalent, in the case of a Substitute Rating Agency) or higher, and S&P (or any Substitute Rating Agency therefor) upgrades its rating to BBB- (or its equivalent, in the case of a Substitute Rating Agency) or higher, the interest rate on the Notes will be decreased to interest rate payable on the Notes on the date of initial issuance (and if one such upgrade occurs and the other does not, the interest rate on the Notes will be decreased so that it does not reflect any increase attributable to the upgrading rating agency). In addition, the interest rates on the Notes will permanently cease to be subject to any adjustment described herein (notwithstanding any subsequent downgrade in the ratings by either or both rating agencies) if the Notes become rated Baa1 and BBB+ (or, in either case, the equivalent thereof, in the case of a Substitute Rating Agency) or higher by Moody’s and S&P (or, in either case, a Substitute Rating Agency therefor), respectively (or one of these ratings if the Notes are only rated by one rating agency).

Each adjustment required by any downgrade or upgrade in a rating set forth above, whether occasioned by the action of Moody’s or S&P (or, in either case, a Substitute Rating Agency therefor), shall be made independent of any and all other adjustments. In no event shall (1) the interest rate for the Notes be reduced to below the interest rate payable on the Notes on the date of initial issuance or (2) the total increase in the interest rate on the Notes exceed 2.00% above the interest rate payable on the Notes on the date of initial issuance

No adjustments in the interest rate of the Notes shall be made solely as a result of a rating agency ceasing to provide a rating of the Notes. If at any time Moody’s or S&P ceases to provide a rating of the Notes, the Company will use its commercially reasonable efforts to obtain a rating of the Notes from a Substitute Rating Agency, if one exists, in which case, for purposes of determining any increase or decrease in the interest rate on the Notes pursuant to the tables above (a) such Substitute Rating Agency will be substituted for the last rating agency to provide a rating of the Notes but which has since ceased to provide such rating, (b) the relative rating scale used by such Substitute Rating Agency to assign ratings to senior unsecured debt will be determined in good faith by an independent investment banking institution of national standing appointed by us and, for purposes of determining the applicable ratings included in the applicable table above with respect to such Substitute Rating Agency, such ratings will be deemed to be the equivalent ratings used by Moody’s or S&P, as applicable, in such table and (c) the interest rate on the Notes will increase or decrease, as the case may be, such that the interest rate equals the interest rate payable on the Notes on the date of initial issuance plus the appropriate percentage, if any, set forth opposite the deemed equivalent rating from such Substitute Rating Agency in the applicable table above (taking into account the provisions of clause (b) above) (plus any applicable percentage resulting from a decreased rating by the other rating agency).

For so long as only one rating agency provides a rating of the Notes, any subsequent increase or decrease in the interest rate of the Notes necessitated by a reduction or increase in the rating by the rating agency providing the rating shall be twice the applicable percentage set forth in the applicable table above. For so long as neither Moody’s nor S&P (nor, in either case, a Substitute Rating Agency therefor) provides a rating of the Notes, the interest rate on the Notes will increase to, or remain at, as the case may be, 2.00% above the interest rate payable on the Notes on the date of initial issuance.

Any interest rate increase or decrease described above will take effect from the first Interest Payment Date following the date on which a rating change occurs that requires an adjustment in the interest rate. As such, interest will not accrue at such increased or decreased rate until the next Interest Payment Date following the date on which a rating change occurs. If Moody’s or S&P (or, in either case, a Substitute Rating Agency therefor) changes its rating of the notes of the applicable series more than once prior to any particular Interest Payment Date, the last change by such agency prior to such Interest Payment Date will control for purposes of any interest rate increase or decrease with respect to the Notes described above relating to such rating agency’s action. If the interest rate payable on the Notes is increased as described above, the term “interest,” as used with respect to the Notes, will be deemed to include any such additional interest unless the context otherwise requires.

The Company will advise the Trustee and the holders of any occurrence of a rating change that requires an interest rate increase or decrease described above within five Business Days.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:
TEN COM -	as tenants in common
TEN ENT -	as tenants by the entireties
JT TEN -	as joint tenants with rights of survivorship and not as tenants in common
UNIF GIFT MIN ACT -	_____________________________ Custodian for (Cust)
_____________________________ (Minor)
Under Uniform Gifts to Minors Act of _____________________________ (State)

Additional abbreviations may also be used though not on the above list.

ASSIGNMENT FORM

To assign this Note, fill in the following form:

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

(please insert Social Security or other identifying number of assignee)

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL
ZIP CODE OF ASSIGNEE

the within Note and all rights thereunder, hereby irrevocably constituting and appointing agent to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:  ______________ ___, _____

_____________________________

NOTICE:  The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatsoever.

OPTION OF HOLDER TO ELECT PURCHASE

If you elect to have this Note purchased by the Company pursuant to Section 2.06 of the Supplemental Indenture, check this box:  ☐

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 2.08 of the Supplemental Indenture, state the principal amount (must be at least $2,000 and integral multiples of $1,000 in excess thereof):

$

Date:	Your Signature:
(Sign exactly as your name appears on the other side of the Security)

Signature Guarantee:
(Signature must be guaranteed)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to SEC Rule 17Ad-15.

[FORM OF NOTATION RELATING TO GUARANTEE]

NOTATION OF GUARANTEE

Each Guarantor signing below has fully, unconditionally and absolutely guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture, the due and punctual payment of the principal of and interest on the Securities to which this notation is affixed and all other amounts due and payable under the Indenture and the Securities to which this notation is affixed by the Company.

The obligations of each Guarantor to the Holders of Securities to which this notation is affixed and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article IX-A of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee.

No past, present or future stockholder, officer, director, member, manager, partner, employee or incorporator, as such, of any of the Guarantors shall have any liability under the Guarantee by reason of such person’s status as stockholder, officer, director, member, manager, partner, employee or incorporator.  Each Holder of a Note by holding a Note waives and releases all such liability.  This waiver and release are part of the consideration for the issuance of the Guarantees.

Each Holder of a Note by holding a Note agrees that any Guarantor named below shall have no further liability with respect to its Guarantee if such Guarantor otherwise ceases to be liable in respect of its Guarantee in accordance with the terms of the Indenture.

Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

RFPC HOLDING CORP.
SCHAEFER EQUIPMENT, INC.
STANDARD CAR TRUCK COMPANY
WABTEC HOLDING CORP.
WABTEC RAILWAY ELECTRONICS HOLDINGS, LLC
WORKHORSE RAIL, LLC

By:
Name:
Title:

Exhibit C

FORM OF

4.700% SENIOR NOTE DUE 2028

[THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY.  THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH A SUCCESSOR DEPOSITARY.]*

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS TO BE MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]*

_______________________________________________

WESTINGHOUSE AIR BRAKE TECHNOLOGIES
CORPORATION

_______________________________________________

$

4.700% SENIOR NOTE DUE 2028

No.	CUSIP No. 960386 AM2
ISIN No. US960386AM29

Westinghouse Air Brake Technologies Corporation, a corporation organized and existing under the laws of the State of Delaware (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to [Cede & Co.]*, or registered assigns (the “Holder”), the principal sum of                 ($             ) on September 15, 2028 (the “Stated Maturity”), and to pay interest thereon from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, or if no interest has been paid or duly provided for, from and including the Issue Date, semi-annually, in cash, in arrears on March 1 and September 1 of each year (each, an “Interest Payment Date”), commencing on March 1, 2019, at a rate of 4.700% per annum (subject to adjustment as set forth on the reverse of this Note under “Interest Rate Adjustment”) until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note is registered at the close of business on the preceding March 1 or September 1, as applicable (each, a “Regular Record Date”) (whether or not a Business Day); provided that the interest payable at the Stated Maturity will be paid to the Person to whom principal is payable. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Trustee, notice of which shall be given to Holders of the Notes not less than 10 days prior to such special record date, or be paid at any time in any other lawful manner not inconsistent with the requirements of the Depositary any securities exchange or automated quotation system on which the Notes may be listed or traded, and upon such notice as may be required by the Depositary and such exchange or automated quotation system.

Payments of interest on the Notes will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for the Notes shall be computed on the basis of a 360-day year of twelve 30-day months. If any Interest Payment Date falls on a day that is not a Business Day, the payment of the interest payable on such date will be made on the next succeeding Business Day, and no interest shall accrue on the amount of interest due on that Interest Payment Date for the period from and after such Interest Payment Date to the date of payment.

Payment of the principal of and interest on the Notes will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, with any such payment that is due at the Stated Maturity of any Note being made upon surrender of such Note to a Paying Agent; provided, however, that payment of interest, subject to such surrender where applicable, (i) may be made at the Company’s option by check mailed to the address of the Person entitled thereto as such address shall appear in the records maintained by the Registrar or the Company and (ii) in the case of any Global Security, must be made by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least sixteen (16) days prior to the date for payment by the Person entitled thereto.

Payment of the principal of and interest on the Notes will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, with any such payment that is due at the Stated Maturity of any Note being made upon surrender of such Note to a Paying Agent; provided, however, that payment of interest, subject to such surrender where applicable, (i) may be made at the Company’s option by check mailed to the address of the Person entitled thereto as such address shall appear in the records maintained by the Registrar or the Company and (ii) in the case of any Global Security, must be made by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least sixteen (16) days prior to the date for payment by the Person entitled thereto.

* Insert in Global Securities.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[Signatures on Next Page]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: _____________
WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

Dated: _____________	By:
Name:
Title:

REVERSE OF SENIOR NOTE

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture dated as of August 8, 2013, as supplemented by a Second Supplemental Indenture dated as of November 3, 2016 (together, the “Original Indenture”) and a Ninth Supplemental Indenture dated as of September 14, 2018 (the “Supplemental Indenture,” the Original Indenture, as supplemented by the Supplemental Indenture and as further amended or supplemented from time to time, herein called the “Indenture,” which term shall have the meaning assigned to it in such instrument), among the Company, the Guarantors (as defined in the Indenture) and Wells Fargo Bank, National Association, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantors, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.  This Security is one of the series designated on the face hereof (the “Notes”) which is unlimited in aggregate principal amount.

The Notes are redeemable, in whole or in part, at any time, in the manner and with the effect provided in the Indenture.

If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company, the Guarantors and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time outstanding of each series to be affected.  The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time outstanding, on behalf of the Holders of all Securities of such series, to waive certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute, or to order or direct the Trustee to institute, any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes, the Holders of not less than 25% in aggregate principal amount of the Notes at the time outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred or reasonably probable to be incurred in compliance with such request, the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding and no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the outstanding Notes.  The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or premium, if any, or interest hereon on or after the respective due dates expressed or provided for herein.

No reference herein to the Indenture and no provision of the Notes or of the Indenture shall alter or impair the obligation of the Company or any Guarantor, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on the Notes at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable with the Registrar, upon surrender of this Note for registration of transfer at the office or agency of the Registrar or the Company in a place for payment for this Note, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof.  As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes having the same Stated Maturity and of like tenor of any authorized denominations as requested by the Holder upon surrender of the Note or Notes to be exchanged at the office or agency of the Registrar or the Company.

No service charge shall be made for any such registration of transfer or exchange of the Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Company, the Trustee and any such agent shall be affected by notice to the contrary.

All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Interest Rate Adjustment

The interest rate payable on the Notes will be subject to adjustments from time to time if either Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors (“Moody’s”) or S&P Global Ratings, a division of S&P Global Inc., and its successors (“S&P”) or, if either of Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available, in each case for reasons outside of the control of the Company, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by the Company (as certified by a resolution of the Board of Directors) as a replacement agency for Moody’s or S&P, or both of them, as the case may be (a “Substitute Rating Agency”), downgrades (or downgrades and subsequently upgrades) the credit rating assigned to the Notes, in the manner described below.

If the rating assigned by Moody’s (or any Substitute Rating Agency therefor) of the Notes is decreased to a rating set forth in the immediately following table, the interest rate on the Notes will increase from the interest rate payable on the Notes on the date of initial issuance, by an amount equal the percentage set forth opposite the rating in the table below (plus, if applicable, the percentage set forth opposite the rating in the table under “S&P Rating Percentage”):

Moody’s Rating*	Percentage

Ba1	0.25%
Ba2	0.50%
Ba3	0.75%
B1 or below	1.00%
* Including the equivalent ratings of any Substitute Rating Agency.

If the rating assigned by S&P (or any Substitute Rating Agency therefor) of the Notes is decreased to a rating set forth in the immediately following table, the interest rate on the Notes will increase from the interest rate payable on the Notes on the date of initial issuance, by an amount equal the percentage set forth opposite the rating in the table below (plus, if applicable, the percentage set forth opposite the rating in the table under “Moody’s Rating Percentage”):

S&P Rating*	Percentage

BB+	0.25%
BB	0.50%
BB-	0.75%
B+ or below	1.00%
* Including the equivalent ratings of any Substitute Rating Agency.

If at any time the interest rate on the Notes has been increased and either Moody’s or S&P (or, in either case, a Substitute Rating Agency therefor), as the case may be, subsequently upgrades its rating of the Notes to any of the ratings set forth above, the interest rate on the Notes will be decreased such that the interest rate for the Notes equals the interest rate payable on the Notes on the date of initial issuance plus the percentages set forth opposite the ratings from the tables above in effect immediately following the upgrade in rating. If Moody’s (or any Substitute Rating Agency therefor) subsequently upgrades its rating of the Notes to Baa3 (or its equivalent, in the case of a Substitute Rating Agency) or higher, and S&P (or any Substitute Rating Agency therefor) upgrades its rating to BBB- (or its equivalent, in the case of a Substitute Rating Agency) or higher, the interest rate on the Notes will be decreased to interest rate payable on the Notes on the date of initial issuance (and if one such upgrade occurs and the other does not, the interest rate on the Notes will be decreased so that it does not reflect any increase attributable to the upgrading rating agency). In addition, the interest rates on the Notes will permanently cease to be subject to any adjustment described herein (notwithstanding any subsequent downgrade in the ratings by either or both rating agencies) if the Notes become rated Baa1 and BBB+ (or, in either case, the equivalent thereof, in the case of a Substitute Rating Agency) or higher by Moody’s and S&P (or, in either case, a Substitute Rating Agency therefor), respectively (or one of these ratings if the Notes are only rated by one rating agency).

Each adjustment required by any downgrade or upgrade in a rating set forth above, whether occasioned by the action of Moody’s or S&P (or, in either case, a Substitute Rating Agency therefor), shall be made independent of any and all other adjustments. In no event shall (1) the interest rate for the Notes be reduced to below the interest rate payable on the Notes on the date of initial issuance or (2) the total increase in the interest rate on the Notes exceed 2.00% above the interest rate payable on the Notes on the date of initial issuance

No adjustments in the interest rate of the Notes shall be made solely as a result of a rating agency ceasing to provide a rating of the Notes. If at any time Moody’s or S&P ceases to provide a rating of the Notes, the Company will use its commercially reasonable efforts to obtain a rating of the Notes from a Substitute Rating Agency, if one exists, in which case, for purposes of determining any increase or decrease in the interest rate on the Notes pursuant to the tables above (a) such Substitute Rating Agency will be substituted for the last rating agency to provide a rating of the Notes but which has since ceased to provide such rating, (b) the relative rating scale used by such Substitute Rating Agency to assign ratings to senior unsecured debt will be determined in good faith by an independent investment banking institution of national standing appointed by us and, for purposes of determining the applicable ratings included in the applicable table above with respect to such Substitute Rating Agency, such ratings will be deemed to be the equivalent ratings used by Moody’s or S&P, as applicable, in such table and (c) the interest rate on the Notes will increase or decrease, as the case may be, such that the interest rate equals the interest rate payable on the Notes on the date of initial issuance plus the appropriate percentage, if any, set forth opposite the deemed equivalent rating from such Substitute Rating Agency in the applicable table above (taking into account the provisions of clause (b) above) (plus any applicable percentage resulting from a decreased rating by the other rating agency).

For so long as only one rating agency provides a rating of the Notes, any subsequent increase or decrease in the interest rate of the Notes necessitated by a reduction or increase in the rating by the rating agency providing the rating shall be twice the applicable percentage set forth in the applicable table above. For so long as neither Moody’s nor S&P (nor, in either case, a Substitute Rating Agency therefor) provides a rating of the Notes, the interest rate on the Notes will increase to, or remain at, as the case may be, 2.00% above the interest rate payable on the Notes on the date of initial issuance.

Any interest rate increase or decrease described above will take effect from the first Interest Payment Date following the date on which a rating change occurs that requires an adjustment in the interest rate. As such, interest will not accrue at such increased or decreased rate until the next Interest Payment Date following the date on which a rating change occurs. If Moody’s or S&P (or, in either case, a Substitute Rating Agency therefor) changes its rating of the notes of the applicable series more than once prior to any particular Interest Payment Date, the last change by such agency prior to such Interest Payment Date will control for purposes of any interest rate increase or decrease with respect to the Notes described above relating to such rating agency’s action. If the interest rate payable on the Notes is increased as described above, the term “interest,” as used with respect to the Notes, will be deemed to include any such additional interest unless the context otherwise requires.

The Company will advise the Trustee and the holders of any occurrence of a rating change that requires an interest rate increase or decrease described above within five Business Days.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:
TEN COM -	as tenants in common
TEN ENT -	as tenants by the entireties
JT TEN -	as joint tenants with rights of survivorship and not as tenants in common
UNIF GIFT MIN ACT -	_____________________________ Custodian for (Cust)
_____________________________ (Minor)
Under Uniform Gifts to Minors Act of _____________________________ (State)

Additional abbreviations may also be used though not on the above list.

ASSIGNMENT FORM

To assign this Note, fill in the following form:

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

(please insert Social Security or other identifying number of assignee)

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL
ZIP CODE OF ASSIGNEE

the within Note and all rights thereunder, hereby irrevocably constituting and appointing agent to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:  ______________ ___, _____

_____________________________

NOTICE:  The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatsoever.

OPTION OF HOLDER TO ELECT PURCHASE

If you elect to have this Note purchased by the Company pursuant to Section 2.06 of the Supplemental Indenture, check this box:  ☐

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 2.08 of the Supplemental Indenture, state the principal amount (must be at least $2,000 and integral multiples of $1,000 in excess thereof):

$

Date:	Your Signature:
(Sign exactly as your name appears on the other side of the Security)

Signature Guarantee:
(Signature must be guaranteed)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to SEC Rule 17Ad-15.

[FORM OF NOTATION RELATING TO GUARANTEE]

NOTATION OF GUARANTEE

Each Guarantor signing below has fully, unconditionally and absolutely guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture, the due and punctual payment of the principal of and interest on the Securities to which this notation is affixed and all other amounts due and payable under the Indenture and the Securities to which this notation is affixed by the Company.

The obligations of each Guarantor to the Holders of Securities to which this notation is affixed and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article IX-A of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee.

No past, present or future stockholder, officer, director, member, manager, partner, employee or incorporator, as such, of any of the Guarantors shall have any liability under the Guarantee by reason of such person’s status as stockholder, officer, director, member, manager, partner, employee or incorporator.  Each Holder of a Note by holding a Note waives and releases all such liability.  This waiver and release are part of the consideration for the issuance of the Guarantees.

Each Holder of a Note by holding a Note agrees that any Guarantor named below shall have no further liability with respect to its Guarantee if such Guarantor otherwise ceases to be liable in respect of its Guarantee in accordance with the terms of the Indenture.

Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

RFPC HOLDING CORP.
SCHAEFER EQUIPMENT, INC.
STANDARD CAR TRUCK COMPANY
WABTEC HOLDING CORP.
WABTEC RAILWAY ELECTRONICS HOLDINGS, LLC
WORKHORSE RAIL, LLC

By:
Name:
Title: